Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of BiomX Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission (the “Quarterly Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to his or her knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2025	/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer
(Principal executive officer)

Date: August 13, 2025	/s/ Marina Wolfson
Marina Wolfson
Chief Financial Officer
(Principal financial officer)